EXHIBIT 10.11

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of October 28, 2003 by and between FIRST CALIFORNIA BANCSHARES, a California corporation (“Company”) and DAVID E. HOOSTON (“Executive”) (collectively sometimes referred to as the “Parties”):

WHEREAS, the Parties entered into an Employment Agreement (“Agreement”) effective January 1, 2003; and

WHEREAS, the Parties intend by this Amendment to amend the Agreement as set forth hereinbelow:

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Section 2(b)(iii) of the Agreement is amended to read in full as follows, effective as of the date hereof:

(iii) General Expenses. The Company shall, upon submission and approval of written statements and bills in accordance with the then-regular procedures of the Company, pay or reimburse the Executive for any and all necessary, customary and usual expenses (including entertainment) incurred by the Executive while traveling for or on behalf of the Company, and any and all other necessary, customary or usual expenses incurred by the Executive for or on behalf of the Company in the normal course of business, as determined to be appropriate by the Company. In addition, the Company shall, upon submission and approval of written statements and bills in accordance with the then-regular procedures of the Company, pay or reimburse the Executive for any and all necessary, customary and usual expenses incurred by the Executive while traveling between the Principal Office and Orange County.

2. Section 2(b)(iv) of the Agreement is amended to read in full as follows, effective as of the date hereof:

(iv) Automobile and Automobile Expense. Company shall provide Executive with the use of a Company-owned car. In addition, Company shall pay the amounts charged by Executive for fuel for business related travel on a credit card provided by Bank to Executive. So long as Company shall provide Executive with such car, Company shall procure and maintain an automobile liability insurance policy on the automobile, with coverage including the Executive for at least $100,000 for bodily injury or death to any one person, $300,000 for bodily injury or death in any one accident, and $50,000 for property damage in any one accident.

3. All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is entered into as of the date and your above written.

“COMPANY” FIRST CALIFORNIA BANCSHARES		“EXECUTIVE”

By:	/s/ Robert J. Kushner,	/s/ David E. Hooston

	Robert J. Kushner, Chairman of the Compensation Committee of the Board of Directors	DAVID E. HOOSTON